Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-190871, 333-195471, 333-200170, 333-231760, 333-232568, 333-248088, 333-251225, 333-265355, 333-265356 and 333-280042) and on Form S-3 (No. 333-276937) of our report dated March 12, 2026 relating to the audited consolidated financial statements of AudioEye, Inc., appearing in this Annual Report on Form 10-K.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 12, 2026